UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, the stockholders of Take-Two Interactive Software, Inc. (the “Company”) approved Amendment No. 2 to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). Additional information regarding the results of the Company’s Annual Meeting is set forth below in this Report under Item 5.07.

Amendment No. 2 amends the Plan to increase the number of shares of common stock available under the Plan by an additional 5,000,000 shares, from 7,650,000 to 12,650,000 shares (Section 4.1(a)).

The foregoing overview of Amendment No. 2 does not contain all of the terms and conditions of the amendment. For the complete terms and conditions, refer to Exhibit 10.1 which is incorporated in this Item 5.02 by reference.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On September 26, 2011, the Company held its Annual Meeting in New York, New York. As of the record date for the Annual Meeting, the Company had 86,740,145 shares of Common Stock issued and outstanding. At the Annual Meeting, 76,192,089 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting:

(a)

Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2012 and until their respective successors have been duly elected and qualified were as follows:

	For	Withhold
Strauss Zelnick	65,332,778	1,061,236
Robert A. Bowman	66,268,500	125,514
SungHwan Cho	66,209,993	184,021
Michael Dornemann	65,328,907	1,065,107
Brett Icahn	64,139,657	2,254,357
J Moses	65,327,557	1,066,457
James M. Nelson	66,268,645	125,369
Michael Sheresky	65,329,177	1,064,837

There were 9,798,075 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2012 and until their respective successors have been duly elected and qualified.

(b)

Votes regarding the approval of Amendment No. 2 to the Plan to increase the available shares reserved thereunder by 5,000,000 were as follows:

For	Against	Abstain	Broker Non-Votes
57,887,641	8,489,233	17,140	9,798,075

Based on the votes set forth above, Amendment No. 2 to the 2009 Plan to increase the available shares reserved thereunder by 5,000,000 was duly approved by our stockholders.

(c)

Votes regarding the approval of the Management Agreement, dated as of May 20, 2011, by and between ZelnickMedia Corporation and the Company were as follows:

For	Against	Abstain	Broker Non-Votes
60,588,102	5,781,602	24,310	9,798,075

Based on the votes set forth above, the Management Agreement, dated as of May 20, 2011, by and between ZelnickMedia Corporation and the Company was duly approved by our stockholders.

(d)

Advisory votes regarding the approval of the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
60,441,118	4,277,091	1,675,805	9,798,075

Based on the advisory votes set forth above, the compensation of the named executive officers was duly approved by our stockholders.

(e)

Advisory votes regarding the frequency of holding future advisory votes to approve the compensation of the named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
55,974,971	48,756	8,700,793	1,669,494	9,798,075

Based on the advisory votes set forth above, a 1 Year frequency of holding future advisory votes to approve the compensation of the named executive officers was duly approved by our stockholders.

Based on the results of this vote, the Company has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the Annual Meeting, that it will hold an advisory vote to approve the compensation of the named executive officers every year.

(f)

Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2012, were as follows:

For	Against	Abstain
75,830,735	315,112	46,242

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2012 was duly ratified by our stockholders.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1                                                Amendment No. 2 to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary

Date:  September 27, 2011